UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2026

NAVAN, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42922	47-3424780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3045 Park Boulevard Palo Alto, California		94306
(Address of Principal Executive Offices)		(Zip Code)
(888) 505-8747
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00000625 par value	NAVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Navan, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 25, 2026. The final results for the matters voted on at the Annual Meeting (each as further described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 12, 2026) are set forth below.

Proposal 1. The following individuals were elected as Class I directors, each to hold office until the Company’s 2029 Annual Meeting of Stockholders, based on the following votes:

Name	For	Withhold	Broker Non-Votes
Ariel Cohen	552,332,977	9,942,005	25,454,503
Ben Horowitz	552,719,464	9,555,518	25,454,503
Michael Kourey	553,069,364	9,205,618	25,454,503

Proposal 2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2027 was approved based on the following votes:

For	Against	Abstain
587,411,703	143,705	174,077

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2026	Navan, Inc.

	By:	/s/ Ariel Cohen
Ariel Cohen
Chief Executive Officer